CODE OF ETHICS FOR

                         LEND LEASE HYPERION HIGH-YIELD
                                 CMBS FUND, INC.


     Lend Lease Hyperion High-Yield CMBS Fund, Inc. (the "Fund") has determined to adopt this Code of Ethics (the "Code") as of December 7, 1999, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-l(b)(1) under the Investment Company Act of 1940 (the "1940 Act").1

I.   DEFINITIONS

     A. An "Access Person" means (i) any Trustee, Director, Officer or Advisory Person (as defined below) of the Fund or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Fund who, in the ordinary course of his/her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his/her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other Fund, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Fund, makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Fund or who, in connection with his/her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Fund.

     B. An "Advisory Person" means any employee of the Fund or any investment adviser thereof (or of any company in a control relationship to the Fund or such investment adviser), who, in connection with his/her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Fund or adviser who obtains information regarding the purchase or sale of securities.

--------
1    Lend Lease Hyperion Capital Advisors, L.L.C., the investment adviser to the
Fund, has adopted a similar Code of Ethics.

930055.1

     C. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Fund.

     D. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment adviser, sub-adviser, administrator or the principal underwriter substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940, provided however, that the compliance officer of any investment adviser, sub-adviser, administrator, or the principal underwriter shall
         (i) file an annual certification with the Adviser stating that such entity has adopted or approved the continuation of its Code of Ethics, substantially in the form that was provided to the Fund's Board of Directors at the time when the Fund's Code of Ethics was adopted; and
         (ii) notify the Fund's compliance officer of any violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that a violation had occurred. The Fund's compliance officer shall report any such violations to the Fund's Board of Directors in accordance with the provisions of the Fund's Code of Ethics as if the report of the violation had been made under the Fund's Code of Ethics..

     E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

     F. The "Compliance Officer" is the person designated by the Fund's Board of Directors to monitor the overall compliance with this Code. In addition, the Compliance Officer will provide preclearance of any personal security transaction as required by this Code of Ethics.

     G. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     H. "Disinterested Director" means a Director who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of the Adviser. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

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     I.  "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

     J. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except-that it-shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Board of Directors of the Fund and shares of registered open-end investment companies.

     K. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


II.  STATEMENT OF GENERAL PRINCIPLES

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

         Each Access Person shall adhere to the highest ethical standards and shall:

     A. at all times, place the interests of the Fund before his/her personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his position with or on behalf of the Fund.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A.  Blackout Periods

         1. No Access Person (other than a Disinterested Director) shall purchase or sell, directly or indirectly, any security in which he/she

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              has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he/she knows or should have known the Fund has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

         2. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Fund trades (or has traded) in that security.

     B.  Initial Public Offerings

         No Advisory Person shall acquire any security in an initial public offering for his/her personal account.

     C.  Private Placements

         With regard to private placements, each Advisory Person shall:

         1. obtain express prior written approval from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Fund, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Fund) for any acquisition of securities in a private placement; and

         2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Fund (or any other investment company for which he/she acts in a capacity as an Advisory Person) for investment in that issuer.

              Any express prior written approval received from the Compliance Officer shall be valid only on the day on which it was issued. If the Fund decides to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     D.  Short-Term Trading Profits

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         No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days without the prior written approval of the Compliance Officer. Any short-term trading profits realized without preclearance shall, unless the Fund's Board of Directors approves otherwise, be disgorged as directed by the Adviser's Board of Directors.

     E.  Gifts

         No Advisory Person shall receive any gift (i.e., anything of more than de minimis value) from any person or entity that does business with or on behalf of the Fund that poses a potential conflict of interest.

     F.  Service as a Director

         1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Fund, based upon a determination that such board service would be consistent with the interests of the Fund and its investors.

         2. If board service of an Advisory Person is authorized by the Board of Directors of the Fund such Advisory Person shall be isolated from the investment making decisions of the Fund with respect to the company of which he/she is a director.

     G.  Exempted Transactions

         The prohibition of Section III shall not apply to:

         1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         2. purchases or sales that are non-volitional on the part of the Access Person or the Fund, including mergers, recapitalizations or similar transactions;

         3. purchases which are part of an automatic dividend reinvestment plan;

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         4.   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         5. purchases and sales that receive prior approval in writing by the Compliance Officer as (a) only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Fund or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Compliance Officer all factors of which he/she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his/her transaction and securities held or to be held by the Fund.


IV.  COMPLIANCE PROCEDURES

     A.  Preclearance Procedures

         An Access Person (other than a Disinterested Director) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

         1. such purchase or sale has been precleared and approved by the Compliance Officer;

         2. the approved transaction is completed on the same day approval is received; and

         3. the Compliance Officer has not rescinded such approval prior to execution of the transaction.

     B.  Security Transactions Requiring Preclearance

         An Access Person (other than a Disinterested Director) may not, directly or indirectly, acquire or dispose of beneficial ownership of the following securities except as provided in the above preclearance procedures:

         1.   Lend Lease Hyperion High-Yield CMBS Fund, Inc.

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


         2.   any eligible investment of the Fund;

         3. any mortgage-backed securities (including commercial mortgage backed securities);

         4.   any private placements.

     C.  Reporting

         1. Coverage: Each Access Person (other than a Disinterested Director) shall file with the Compliance Officer confidential quarterly reports containing the information required in Section IV.C.2. of this Code with respect to all --- transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to -------- report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

         2. Filings: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

              a. the date of the transaction, the title and the number of shares and the principal amount of each security involved;

              b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              c.   the price at which the transaction was effected; and

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                                       7

              d. the name of the broker, dealer or bank with or through whom the transaction was effected.

         3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         4. Confirmations: All Access Persons (other than a Disinterested Director) shall direct their brokers to supply the Fund's Compliance Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

     D.  Review

         In reviewing transactions, the Compliance Officer shall take into account the exemptions allowed under Section III.G. Before making a determination that a violation has been committed by an Access Person, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     E.  Disclosure of Personal Holdings

         All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

     F.  Certification of Compliance

         Each Access Person is required to certify quarterly that he/she has read and understood the Fund's Code and recognizes that he/she is subject to such Code. Further, each Access Person is required to certify quarterly that he/she has complied with all the requirements of the Code and that he/she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

V.   REQUIREMENTS FOR DISINTERESTED DIRECTORS

     A. Every Disinterested Director shall file with the Compliance Officer a quarterly report indicating that he/she had no reportable transactions or a report containing the information required in Section IV.C. of this Code with respect to transactions (other than exempted transactions listed under

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

         Section III.G.) in any securities in which such persons has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Director, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his/her official duties as Director, that during the 15-day period immediately preceding or after the transaction by the Director:

         1.   such security was being purchased or sold by the Fund; or

         2. such security was being considered for purchase or sale by the Fund.

         All Disinterested Directors shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirement were effected.


     B. Notwithstanding the preceding section, any Disinterested Director may, at his/her option, report the information described in section IV.C. with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Fund in such securities.

VI.  REVIEW BY THE BOARD OF DIRECTORS

     At least annually, the Compliance Officer shall report to the Board of Directors regarding:

     A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     B.  Any recommended changes to the Fund's Code or procedures; and

     C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VII. SANCTIONS

     A.  Sanctions for Violations by Access Persons

         If the Compliance Officer determines that a violation of this Code has occurred, he/she shall so advise the Board of Directors and the Board may

930055.1
                                       9
         impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.

     B.  Sanctions for Violations by Disinterested Directors

         If the Compliance Officer determines that any Disinterested Director has violated this Code, he/she shall so advise the President of the Fund and also a committee consisting of the Disinterested Directors (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors of the Fund, which shall impose such sanctions as it deems appropriate.


VIII.MISCELLANEOUS

     A.  Access Persons

         The Compliance Officer of the Fund Adviser will identify all Access Persons who are under a duty to make reports to the Fund and will inform such persons of such duty. Any failure by the Compliance Officer to notify any person of his/her duties under this Code shall not relieve such person of his/her obligations hereunder.

     B.  Records

         The Fund's Compliance Officer shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

         1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

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


         2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

     C.  Confidentiality

         All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.  Interpretation of Provisions

         The Board of Directors of the Fund may from time to time adopt such interpretations of this Code as it deems appropriate.


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



                                 CODE OF ETHICS
                                       FOR
                    LEND LEASE HYPERION CAPITAL ADVISORS, LLC


     Lend Lease Hyperion Capital Advisors, LLC (the "Advisor") has determined to adopt this Code of Ethics (the "Code") as of October 1, 1995, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 204-2 of the Investment Advisers Act of 1940 ("Advisers Act") and Rule 17j-l(b)(1) under the Investment Company Act of 1940 ("Investment Company Act").

I.   DEFINITIONS

     A. An "Access Person" means (i) any Trustee, Director, Officer or Advisory Person (as defined below) of the Advisor or of any company in a control relationship to the Advisor or (ii) any Trustee, Director, Officer or Advisory Person of the Advisor who, with respect to Advisory Clients (as defined below), makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Advisory Clients or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such Advisor to the Advisory Clients.

     B. An "Advisory Client" means any individual, group of individuals, partnership, trust or company, including a registered investment company, for whom the Advisor acts as an investment Advisor.

     C. An "Advisory Person" means any employee of the Advisor or of any company in a control relationship to the Advisor, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Advisory Clients or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Advisor who obtains information regarding the purchase or sale of securities.

     D. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Advisory Clients.

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

     E. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment Advisor, sub-Advisor, administrator or the principal underwriter substantially in conformity with Rule 17j-1 of the Investment Company Act or Rule 204-2 of the Advisers Act, provided however, that the compliance officer of any investment Advisor, sub-Advisor, administrator, or the principal underwriter shall (i) file an annual certification with the Advisor stating that such entity has adopted or approved the continuation of its Code of Ethics, substantially in the form that was provided to the Board of Managers of the Advisor, at the time when the Advisor's Code of Ethics was adopted; and (ii) notify the Advisor's compliance officer of any violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that a violation had occurred. The Advisor's compliance officer shall report any such violations to the Board of Managers of the Advisor in accordance with the provisions of this Code of Ethics.

     F. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

     G. The "Compliance Officer" is the person designated by the Board of Managers of the Advisor to monitor the overall compliance with this Code. In addition, the Compliance Officer will provide preclearance of any personal security transaction as required by this Code of Ethics.

     H. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act.

     I. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

     J. "Security" shall have the meaning as set forth in Section 2(a)(36) of the Investment Company Act (in effect, all securities), except-that it-shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the Investment Company Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Board of Managers of the Advisor and shares of registered open-end investment companies.

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

     K. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


II.  STATEMENT OF GENERAL PRINCIPLES

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

         Each Access Person shall adhere to the highest ethical standards and shall:

     A. at all times, place the interests of the Advisory Clients before his personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his position with or on behalf of the Advisory Clients.


III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A.  Blackout Periods

         1. No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known the Advisory Clients have a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

         2. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Advisory Clients trade (or has traded) in that security.

     B.  Initial Public Offerings

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

         No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

     C.  Private Placements

         With regard to private placements, each Advisory Person shall:

         1. obtain express prior written approval from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Advisory Clients, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Advisory Clients) for any acquisition of securities in a private placement; and

         2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Advisory Clients for investment in that issuer.

         Any express prior written approval received from the Compliance Officer shall be valid only on the day on which it was issued. If the Advisory Clients decide to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     D.  Short-Term Trading Profits

         No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days without the prior written approval of the Compliance Officer. Any short-term trading profits realized without preclearance shall, unless the Advisor's Board of Managers approves otherwise, be disgorged as directed by the Advisor's Board of Managers.

         E.   Gifts

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

         No Advisory Person shall receive any gift (i.e., anything of more than de minimis value) from any person or entity that does business with or on behalf of the Advisory Clients that poses a potential conflict of interest.

     F.  Service as a Director

         1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Managers of the Advisor, based upon a determination that such board service would be consistent with the interests of the Advisor and its investors.

         2. If board service of an Advisory Person is authorized by the Board of Managers of the Advisor such Advisory Person shall be isolated from the investment making decisions of the Advisor with respect to the company of which he is a director.

     G.  Exempted Transactions

         The prohibition of Section III shall not apply to:

         1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         2. purchases or sales that are non-volitional on the part of the Access Person or the Advisory Clients, including mergers, recapitalizations or similar transactions;

         3. purchases which are part of an automatic dividend reinvestment plan;

         4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         5. purchases and sales that receive prior approval in writing by the Compliance Officer as (a) only remotely potentially harmful to the Advisory Clients because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the

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

              Advisory Clients or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Compliance Officer all factors of which- he- or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Advisory Clients.


IV.  COMPLIANCE PROCEDURES

     A.  Preclearance Procedures

         An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

         1. such purchase or sale has been precleared and approved by the Compliance Officer;

         2. the approved transaction is completed on the same day approval is received; and

         3. the Compliance Officer has not rescinded such approval prior to execution of the transaction.

     B.  Security Transactions Requiring Preclearance

         An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of the following securities except as provided in the above preclearance procedures:

         1. Any registered investment company or other investment company affiliated with the Advisor or any members of the Advisor;

         2. any securities issued by the Advisor, its affiliates, or its Advisory Clients;

         3.   any eligible investment of the Advisory Clients;

         4. any mortgage-backed securities (including commercial mortgage backed securities);

         5.   any private placements.

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     C.  Reporting

         1. Coverage: Each Access Person shall file with the Compliance Officer confidential quarterly reports containing the information required in Section IV.C.2. of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

         2. Filings: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

              a. the date of the transaction, the title and the number of shares and the principal amount of each security involved;

              b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              c.   the price at which the transaction was effected; and

              d. the name of the broker, dealer or bank with or through whom the transaction was effected.

         3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         4. Confirmations: All Access Persons shall direct their brokers to supply the Advisor's Compliance Officer on a timely basis,

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

              duplicate copies of confirmations of all personal securities transactions.

     D.  Review

         In reviewing transactions, the Compliance Officer shall take into account the exemptions allowed under Section III.G. Before making a determination that a violation has been committed by an Access Person, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     E.  Disclosure of Personal Holdings

         All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

     F.  Certification of Compliance

         Each Access Person is required to certify quarterly that he or she has read and understood the Advisor's Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify quarterly that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

V.   REVIEW BY THE BOARD OF MANAGERS

     At least annually, the Compliance Officer shall report to the Board of Managers of the Advisor regarding:

     A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     B.  Any recommended changes to the Advisor's Code or procedures; and

     C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VI.  SANCTIONS

     A.  Sanctions for Violations by Access Persons

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         If the Compliance Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Managers and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Managers of the Advisor.


VII. MISCELLANEOUS

     A.  Access Persons

         The Compliance Officer of the Advisor will identify all Access Persons who are under a duty to make reports to the Advisor and will inform such persons of such duty. Any failure by the Compliance Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.  Records

         The Advisor's Compliance Administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the Investment Company Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

         1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

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


         4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

     C.  Confidentiality

         All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.  Interpretation of Provisions

         The Board of Managers of the Advisor may from time to time adopt such interpretations of this Code as it deems appropriate.







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